Exhibit (a)


                             PACIFIC CORPORATE GROUP
                               PRIVATE EQUITY FUND
                           (a Delaware Business Trust)




                           SECOND AMENDED AND RESTATED

                              DECLARATION OF TRUST







                           SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST



                                TABLE OF CONTENTS


                                    ARTICLE I

                              Name and Definitions

Section 1. Definitions.........................................................1
Section 2. Name................................................................2
Section 3. Registered Office; Registered Agent.................................5
Section 4. Designation of Trustees.............................................5


                                   ARTICLE II

                          Purposes and Powers of Trust

Section 1. Purposes............................................................5


                                   ARTICLE III

                               Beneficial Interest

Section 1.  Shares of Beneficial Interest......................................6
Section 2.  Issuance of Shares in the Offering.................................6
Section 3.  Admission of Shareholders..........................................7
Section 4.  Certain Returns of Capital.........................................8
Section 5.  Trust Capital......................................................8
Section 6.  Capital Accounts; Allocations of Net Income and Net Loss...........9
Section 7.  Allocation of Income, Gains and Losses.............................9
Section 8.  Tax Allocations...................................................10
Section 9.  Waiver of UBTI....................................................10
Section 10. Assignment During the Fiscal Year.................................10
Section 11. Qualified Income Offset...........................................11
Section 12. Book-Ups..........................................................11
Section 13. Special Tax Allocations...........................................12
Section 14. No Deficit Makeup.................................................13
Section 15. Additional Allocations............................................13
Section 16. Basis Adjustment..................................................13
Section 17. Special Allocation to Non-U.S. Shareholders.......................13
Section 18. Additional Capital Contributions by Non-U.S. Shareholders.........13
Section 19. Non-Transferability...............................................14
Section 20. Ownership of Shares...............................................14
Section 21. Additional Issuances of Shares....................................14
Section 22. No Preemptive Rights; Derivative Suits............................14
Section 23. Status of Shares and Limitation of Personal Liability.............14


                                   ARTICLE IV

                                    Trustees

Section 1. Election...........................................................15
Section 2. Powers.............................................................15
Section 3. Meetings...........................................................19
Section 4. Ownership of Assets of the Trust...................................20
Section 5. Removal and Resignation of Trustees................................20


                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

Section 1. Voting Powers......................................................20
Section 2. Meetings...........................................................21
Section 3. Quorum and Required Vote...........................................21
Section 4. Action by Written Consent..........................................21
Section 5. Additional Provisions..............................................21


                                   ARTICLE VI

                    Withdrawals and Distributions of Capital

Section 1. Withdrawals and Distributions in General...........................21
Section 2. Current Distributions..............................................22
Section 3. Limitations on Distributions.......................................23
Section 4. Restrictions on Distributions......................................23


                                   ARTICLE VII

        Compensation and Limitation of Liability of Individual Trustees,
                 Adviser Trustee, Officers, Employees and Agents

Section 1. Compensation.......................................................24
Section 2. Limitation of Liability............................................24


                                  ARTICLE VIII

                                 Indemnification

Section 1. Indemnification of Trustees, Officers, Employees and Agents........25
Section 2. Merged Persons.....................................................25
Section 3. Shareholders.......................................................26


                                   ARTICLE IX

                  Partnership Classification for Tax Purposes;
                       Appointment of Tax Matters Partner

Section 1. Partnership Classification; Federal Tax Elections..................26
Section 2. Tax Matters Partners...............................................27


                                    ARTICLE X

                            Other General Provisions

Section 1. Trustee's Good Faith Action, Expert Advice, No Bond or Surety......28
Section 2. Liability of Third Persons Dealing with
           Trustees or an Adviser Trustee.....................................28
Section 3. Individual Trustees, Adviser Trustees,
           Officers, etc Not Personally Liable................................29
Section 4. Dissolution and Termination of Trust...............................29
Section 5. Filing of Copies, References, Headings.............................29
Section 6. Applicable Law.....................................................30
Section 7. Amendments.........................................................30
Section 8. Reorganization.....................................................30
Section 9. Severability.......................................................31
Section 10.Integration........................................................31

                 THE PACIFIC CORPORATE GROUP PRIVATE EQUITY FUND

                Second Amended and Restated Declaration of Trust

          THIS SECOND AMENDED AND RESTATED DECLARATION OF TRUST, made this 9th day of February, 1998, by Christopher J. Bower, Harry G. Bubb, Alan C. Shapiro and Pacific Corporate Group, Inc., a California corporation (hereinafter with any additional and successor trustees referred to as the "Trustees"), by Kelly
K. DePonte as depositor ("Depositor"), and by the holders of shares of beneficial interest to be issued.

                              W I T N E S S E T H :

          WHEREAS, the Depositor and an initial trustee have previously entered into a Declaration of Trust dated as of July 29, 1997 (the "Original Declaration"), creating The Pacific Corporate Group Private Equity Fund;

          WHEREAS, the Depositor and the Trustees have previously entered into an Amended and Restated Declaration of Trust dated December 2, 1997 (the "Amended Declaration"); and

          WHEREAS, the parties hereto desire to amend and restate the Amended Declaration in all respects.

          NOW, THEREFORE, the parties hereto agree to amend and restate the Amended Declaration as provided herein, and the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares, whether or not certificated, in this Trust as hereinafter set forth. Upon the execution and delivery of counterpart signature pages hereto by the parties hereto, the Amended Declaration will be automatically amended and restated in its entirety to read as provided herein.


                                   ARTICLE I

                              Name and Definitions

          Section  1.  Name.  This  Trust is and  shall be known as THE  PACIFIC
          ----------   ----
CORPORATE GROUP PRIVATE EQUITY FUND.

          Section  2.  Definitions.   Whenever  used  herein,  unless  otherwise
          ----------   -----------
required by the context or specifically provided:

          "Adjusted Capital Account Deficit" shall mean, with respect to any Shareholder, the deficit balance, if any, in such Shareholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts which such Shareholder is obligated to restore pursuant to any provision of this Declaration of Trust or is deemed to be obligated to restore pursuant to Treasury Regulations section 1.704-2(g) and Treasury Regulations section 1.704-2(i) (5) and (b) debit to such Capital Account the items described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6);

          "Adviser Trustee" shall mean Pacific Corporate Group, Inc., a California corporation, the business address of which is 1200 Prospect Street, Suite 200, La Jolla, California 92037, and/or any Person which becomes a successor Adviser Trustee of the Trust as provided herein, in such Person's capacity as Adviser Trustee of the Trust;

          "Adviser Trustee's Incentive Distribution" shall have the meaning given in Article VI, Section 2;

          "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

          "Capital Account" shall mean the capital account of each Shareholder established and maintained in accordance with Article III, Section 6 of this Declaration of Trust;

          "Capital Contribution" shall mean, with respect to any Shareholder, the total amount of money contributed to the Trust by such Shareholder;

          "Closing Date" shall mean a date as of which the Adviser Trustee admits Shareholders to the Trust in connection with an initial offering of Shares;

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder;

          "Commission" shall have the meaning provided in the 1940 Act;

          "Commitment"   shall  mean  with  respect  to  any  Shareholder,   the
commitment to make one or more Capital Contributions to the Trust in the aggregate amount set forth in such Shareholder's subscription agreement;

          "Declaration   of  Trust"   shall  mean  this   Amended  and  Restated
Declaration of Trust as amended or restated from time to time;

          "Delaware Act" shall mean the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq., as it may be amended from time to time;

          "1940 Act" shall refer to the Investment Company Act of 1940, and the Rules and Regulations thereunder, becomes a successor or additional Individual Trustee of the Trust and is not any "interested person" of the Trust as such term is defined in the 1940 Act as provided herein, in such individual's capacity as an Independent Trustee of the Trust;

          "Fiscal Period" shall commence at the beginning of the Fiscal Year or on the date of the admission or withdrawal of any Shareholder and shall end on the date immediately preceding the next Fiscal Period or Fiscal Year;

          "Fiscal Year" shall mean the fiscal year of the Trust as established from time to time by the Trustees, at the direction of the Adviser Trustee; provided that such fiscal year shall be a year that is a permissible tax year under Section 706(b) of the Code;

          "Gross Asset Value" shall mean, with respect to any asset, such asset's adjusted basis for Federal income tax purposes, except as adjusted by the Adviser Trustee as provided herein;

          "Independent Trustees" shall mean Harry G. Bubb and Alan C. Shapiro, and/or any other individual who becomes a successor or additional Individual Trustee of the Trust and is not any "interested person" of the Trust as such term is defined in the 1940 Act as provided herein, in such individual's capacity as an Independent Trustee of the Trust;

          "Individual Trustees" shall mean Christopher J. Bower, Harry G. Bubb and Alan C. Shapiro, and/or any other individual who becomes a successor or additional Individual Trustee of the Trust as provided herein, in such individual's capacity as an Individual Trustee of the Trust;

          "Initial Closing Date" shall mean the first Closing Date;

          "Memorandum" shall mean the Confidential Private Placement Memorandum of the Trust dated September 22, 1997, as the same may be amended, modified or supplemented from time to time, including, but not limited to, the Supplement dated January 26, 1998;

          "Net Assets" shall mean the total value of all assets of the Trust (including net unrealized appreciation or depreciation of such assets and accrued interest, dividends and other income receivable) less an amount equal to all accrued debts, liabilities and obligations of the Trust (including any reserves for contingencies), calculated in the manner authorized by the Trustees;

          "Net Income" shall mean the net income generated by the Trust with respect to a Fiscal Period, as determined for U.S. Federal income tax purposes, provided that such income shall be increased by the amount of all income during such period which is exempt from U.S. Federal income tax and decreased by the amount of all expenditures made by the Trust during such period which are deductible for U.S. Federal income tax purposes and which do not constitute capital expenditures;

          "Net Loss" shall mean the net loss generated by the Trust with respect to Fiscal Period, as determined for U.S. Federal income tax purposes, provided that such loss shall be decreased by the amount of all income during such period which is exempt from U.S. Federal income tax and increased by the amount of all expenditures made by the Trust during such period which are not deductible for U.S. Federal income tax purposes and which do not constitute capital expenditures;

          "Non-U.S. Shareholders" shall mean a Shareholder that is not a U.S. citizen or resident nor a corporation or partnership created or organized under the laws of the United States or any state, nor an estate or trust, the income of which is required to be included in gross income for U.S. Federal income tax purposes regardless of source;

          "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations;

          "Offering" shall mean the offering of the Trust's shares in an offering exempt from registration under the Securities Act of 1933 through Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation or other placement agents approved by the Individual Trustees;

          (aa) "Offshore Fund" means The Pacific Corporate Group Offshore Private Equity Fund, L.P., an exempted limited partnership to be formed and registered in the Cayman Islands.

          (ab) "Pari Passu  Co-Investments"  shall mean Direct  Investments that
                ----------
are co-investments in the same securities and on the same terms, alongside general partner managers of Indirect Investments held by the Trust, in transactions involving issuers held by investment vehicles in which the Trust has invested.

          (ac)  "Person"   shall  mean  an   individual   or  any   corporation,
partnership,   limited  liability  company,   joint  venture,   trust  or  other
enterprise;

          (ad) "Pre-Portfolio Investment" shall mean Capital Contributions that have not yet been invested in Direct Investments or Indirect Investments and are invested in debt obligations in any or all of the following categories: (i) U.S. Treasury or agency obligations; (ii) corporate short-term obligations of less than one year maturity having a rating of A-1/P-1 or better; and (iii) debt obligations or time deposits from corporations or banks with long term credit ratings of A or better;

          (ae) "Repayment Obligation" shall have the meaning given in Article VI, Section 2(d);

          (af) "Service" shall mean the Internal Revenue Service;

          (ag) "Shareholder" shall mean a record owner of Shares of the Trust, each such person constituting a beneficial owner within the meaning of the Delaware Act;

          (ah) "Shareholder Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations section 1.704-2(b)(4);

          (ai) "Shareholder Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Treasury Regulations section 1.704-2(i)(3);

          (aj) "Shareholder Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations section 1.704-2(i)(2);

          (ak) "Shares" shall mean the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, and includes a fraction of a Share as well as a whole Share;

          (al) "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time;

          (am) "Trust" shall refer to the Delaware business trust heretofore established and continued by this Declaration of Trust, as amended from time to time; and

          (an) "Trust Minimum Gain" shall have the meaning set forth in Treasury Regulations section 1.704-2(b)(2).

          (ao) "UBTI" means income that would qualify as unrelated business taxable income under the Code.

          Section 3. Registered  Office;  Registered  Agent.  The address of the
          ---------  --------------------------------------
registered office of the Trust in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent for service of process on the Trust in the State of Delaware at such address is The Corporation Trust Company.

          Section 4. Designation of Trustees.  Pacific  Corporate  Group,  Inc.,
          ---------  -----------------------
Christopher J. Bower, Harry G. Bubb and Alan C. Shapiro, are hereby designated and appointed as trustees of the Trust and such Trustees accept such designation.


                                   ARTICLE II

                          Purposes and Powers of Trust

          Section  1.  Purposes.  This Trust has been  formed for the  following
          ----------   --------
purpose or purposes:

          to conduct, operate and carry on the business of an investment company and to operate as an investment company registered under the 1940 Act and to maintain such registration throughout the term of the Trust;

          to generate, through making, holding and disposing of selected private market investments, rates of return that are superior to public market investment alternatives, while reducing risks through the diversification of investments within the private market (x) through investments primarily in privately negotiated transactions in a portfolio of partnerships (or similar vehicles) organized by established advisers that will invest in private market investment opportunities such as corporate restructurings, recapitalizations, venture capital and special situations ("Indirect Investments") and (y) with respect to up to 25% of aggregate Shareholders' commitments, through investments in privately negotiated investments directly in private or public operating companies ("Direct Investments"), and to engage in all activities and transactions on behalf of the Trust as the Adviser Trustee may deem reasonably necessary, advisable or incidental in connection therewith.

          to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust;

          to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in, Shares including Shares in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or other assets of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Delaware;

          to conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any other parts of the world; and

          to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such businesses and purposes and which might be engaged in or carried on by a Trust organized under the Delaware Act, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware business trust.

          The foregoing provisions of this Article II shall be construed both as purposes and powers and each as an independent purpose and power.



                                  ARTICLE III

                               Beneficial Interest

          Section 1. Shares of Beneficial  Interest.  The beneficial interest in
          ---------  ------------------------------
the Trust at all times shall be divided into Shares, each of which shall represent an equal proportionate interest in the Trust with each other Share, none having priority or preference over another. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional shares. From time to time, the Trustees may divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

          Section  2.  Issuance  of Shares in the  Offering.  The  Trustees  are
          ----------   ------------------------------------
authorized to issue or authorize the issuance of Shares and to fix the price or the minimum price or the consideration or minimum consideration for such Shares in the Offering and for shares issued at subsequent dates upon which Shareholders make Capital Contributions. Shareholders shall be deemed to have approved the issuance of, and the Trustees are hereby authorized to issue, Shares at subsequent dates upon which Shareholders make Capital Contributions at a price equal to $1,000 per share.

          Shares may be issued in fractional denominations to the same extent as whole Shares, and Shares in fractional denominations shall be Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Trust.

          Section 3. Admission of Shareholders.  (a) The Adviser Trustee, at any
          ---------  -------------------------
time and from time to time, is authorized to admit Shareholders to the Trust. The Capital Contributions of the Shareholders shall be made in cash in U.S. dollars. The manner of the offering of Shares, the terms and conditions under which subscriptions for such Shares will be accepted, and the manner of and conditions to the sale of Shares to subscribers therefor and the admission of such subscribers as Shareholders will be as provided in the Memorandum in all material respects and subject to any provisions hereof. A Person may be admitted as a Shareholder if such Person (or a representative authorized by such Person) orally, in writing or by other action executes the subscription agreement with respect to Shares or any other writing evidencing the intent of such Person to become a Shareholder.

          The  names,  residence,   business  or  mailing  address  and  Capital
Contributions of the Shareholders shall be set forth on the books and records of the Trust, as amended from time to time.

          The minimum capital Commitment to the Trust by any Shareholder shall be $250,000 or such other amount as the Adviser Trustee shall determine in its sole discretion. Each Shareholder shall pay, as a Capital Contribution to the Trust, such Shareholder's respective Commitment amount at such times as provided for herein. Each Shareholder shall pay at the Closing Date, or, in the sole discretion of the Adviser Trustee, on a date subsequent thereto as determined by the Adviser Trustee, 50% of the amount of such Shareholder's Commitment. The remaining 50% of each Shareholder's Commitment shall be due on the first anniversary date of the Trust's initial closing unless the Adviser Trustee, in its sole discretion, determines to delay collection of all or a portion of such amount based upon its determination that the full amount of the contribution is not required by the Fund at that time. If the Adviser Trustee determines to delay collection of all or part of such remaining 50%, it shall notify Shareholders in writing as to the percentage of each Shareholder's Commitment due on the first anniversary date of the Trust's initial Closing and of the percentage due at a subsequent date, which shall be determined by the Adviser Trustee in its sole discretion. In the event that a Shareholder fails to pay the required share of its Commitment on or before the applicable payment date determined by the Adviser Trustee:

          (i) such Shareholder shall automatically be granted an additional thirty (30) business days to pay the installment, provided, however, that such Shareholder shall be required to pay interest on such installment at a rate equal to the London Interbank Offered Rate ("LIBOR") for three month deposits plus 500 basis points compounded daily for each day such installment is not paid subsequent to the payment date; and

          (ii) if such Shareholder does not pay the installment and interest payment accrued in accordance with (i) above, by 4:00 pm New York time on the thirtieth (30th) business day following the payment date, that Shareholder shall be liable to forfeiture of all capital contributed by that Shareholder as of that date and its entire Capital Account, including any and all income, distributions and capital gains without limitation, whether or not such amounts have been distributed, with all such forfeited amounts to become property of the Trust for the pro rata benefit only of those Shareholders who have made their capital contribution(s) in accordance with this Section 3(c) and upon forfeiture as provided herein, such forfeiting Person shall no longer be a Shareholder.

          It is understood that the Offshore Fund shall maintain its investment in the Trust as a series of separate investments in relation to each limited partner in the Offshore Fund. Notwithstanding anything in this Declaration of Trust to the contrary, to the extent the Offshore Fund is unable to pay its entire commitment to the Trust as a result of the failure of one or more of the Offshore Fund's limited partners ("Defaulting Partners") to pay the required shares of their capital commitments to the Offshore Fund when due, the Offshore Fund shall be subject to the provisions of subsection (c) in respect of the portion of its Commitment attributable to the Defaulting Partners, and only the capital contributed relating to Defaulting Partners shall be liable to forfeiture as provided in such subsection.

          Immediately after the admittance of any Person as a Shareholder, the Depositor shall be deemed to have resigned from the Trust, and to have conveyed, assigned and transferred to the Shareholders, and to their successors and assigns, all of his interest in the Trust.

          Section 4.  Certain  Returns of Capital.  To the extent that as of the
          ---------   ---------------------------
fifth anniversary of the Closing Date any portion of the Capital Contributions of the Shareholders has not been invested or committed for investment in Direct Investments or Indirect Investments (except for any amounts used to pay offering, organization or operating expenses of the Trust or reserved for ongoing expenses or contingencies, follow-on investments in existing portfolio investments of the Trust or for other appropriate Trust matters), such portion of the Capital Contribution shall be returned to the Shareholders, pro rata in proportion to their Capital Contributions, as a return of capital.

          Section 5.  Trust Capital.  (a) No Shareholder  shall be paid interest
          ---------   -------------
on any Capital Contribution to the Trust or on such Shareholder's Capital Account, notwithstanding any disproportion therein as between Shareholders.

          The Trust shall not redeem or repurchase any Shareholder's Shares and no Shareholder shall have the right to withdraw from the Trust, except as provided in Article VI or Article X, or receive any return of any Capital
Contribution, except as provided in Section 4 hereof, and except upon dissolution of the Trust pursuant to Article X.

          Section 6. Capital Accounts; Allocations of Net Income and Net Loss.
          ---------  --------------------------------------------------------

          The Trust shall establish and maintain a separate account (the "Capital Account") for each Shareholder. The initial balance of the Capital Account for each Shareholder shall be such Shareholder's initial Capital Contribution (not including any placement fee) that has been paid to the Trust. The Capital Account of each Shareholder shall be increased by (i) the fair market value of any property (other than cash) contributed to the Trust by such Shareholder (net of liabilities to which such property is subject), (ii) allocations to such Shareholder of income and gain (including income exempt from tax), and (iii) the amount of any Trust liabilities that are assumed by such Shareholder or that are secured by any Trust assets distributed to such Shareholder. The Capital Account of each Shareholder shall be decreased by (i) the dollar amount of any distributions made to such Shareholder, (ii) the fair market value of any property distributed to such Shareholder (net of liabilities to which such property is subject), (iii) allocations to such Shareholder of loss and deduction (including expenditures not deductible in computing the Trust's income or loss for Federal income tax purposes), and (iv) the amount of any liabilities of such Shareholder that are assumed by the Trust. Simultaneous with the closing of the Offering, each Shareholder's Capital Account shall be reduced by the selling commissions paid by the Trust with respect to such Shareholder's Capital Contribution to the Trust. For purposes of this Declaration of Trust, such commissions shall be treated as specially allocated items of Trust expense.

          Except  where  this  Declaration  of  Trust  otherwise   requires,   a
substitute Shareholder (to the extent such a substitute is permitted to be a Shareholder under this Declaration of Trust) shall be deemed to have received the Capital Account and to have made the Capital Contributions to the Trust that were made by the Shareholder whom such substitute Shareholder succeeds, and to have received from the Trust the distributions and allocations received from the Trust by such former Shareholder.

          Section 7.  Allocation of Income,  Gains and Losses. The Net Income of
          ---------   ---------------------------------------
the Trust attributable to interest and ordinary dividend income, the Net Income of the Trust attributable to the sale or other disposition of portfolio investments and the Net Loss of the Trust for each Fiscal Year shall be allocated as follows:

          Allocation with respect to Indirect Investments and Pre-Portfolio Investments. Net Income attributable to interest and ordinary dividend income in respect of Indirect Investments and Pre-Portfolio Investments, Net Income attributable to the sale or other disposition of Indirect Investments and Pre-Portfolio Investments and Net Loss of the Trust other than Net Loss in respect of Direct Investments shall be allocated to Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions. Upon the admission of Shareholders on a Closing Date, such items of income, gain and loss (whether or not realized) or deduction arising subsequent to such Closing Date will be specially allocated to such Shareholders until each Shareholder has been allocated a proportional share of items of income, gain, loss (whether or not realized) and deduction from the Initial Closing Date.

          Allocation with respect to Direct Investments. If the aggregate cumulative amount of Net Income attributable to interest and ordinary dividend income in respect of Direct Investments ("Direct Investment Income"), Net Income attributable to the sale or other disposition of Direct Investments ("Direct Investment Gain") and Net Loss of the Trust in respect of Direct Investments (the "Direct Investment Loss") is positive, Direct Investment Income, Direct Investment Gain and Direct Investment Loss shall be allocated as follows: (i) of such amount attributable to Direct Investments other than Pari Passu
Co-Investments, 80% to the Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions and 20% to the Adviser Trustee, and
(ii)  of  such  amount   attributable  to  Direct   Investments  in  Pari  Passu
Co-Investments, 85% to the Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions and 15% to the Adviser Trustee. If the aggregate cumulative amount of Direct Investment Income, Direct Investment Gain and Direct Investment Loss is negative, Direct Investment Income, Direct
Investment Gain and Direct Investment Loss shall be allocated to the Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions.

          Section 8.  Tax  Allocations.  Allocations of Trust Net Income and Net
          ---------   ----------------
Loss shall be made to the Shareholders for Federal, state and other tax purposes in accordance with the provisions of this Article III. In the event the allocations set forth in this Article III are disallowed by the Service, such allocations shall be deemed to be amended to the minimum extent necessary to conform with Section 704 of the Code, while preserving the intent of the foregoing allocations to the maximum possible extent and by making such adjustments to the allocations as are necessary to allow distributions to be made in accordance with Section 2 of Article VI.

          Section 9. Waiver of UBTI.  Shareholders  may provide the Trust with a
          ---------  --------------
revocable written waiver (a "UBTI Waiver") of income and associated expenses of the Trust that would qualify as UBTI under the Code. To the extent a Shareholder provides such a waiver and has not revoked the same, notwithstanding anything to the contrary in this Declaration of Trust, any UBTI otherwise allocable to such Shareholder shall instead be allocated pro rata to all other Shareholders who have not submitted a UBTI Waiver, and distributions in respect thereof shall be paid only to such Shareholders. Shareholders submitting UBTI Waivers shall forego such income and shall not be allocated any other income in lieu of UBTI that has been waived. Any such waiver must be in a form reasonably acceptable to the Adviser Trustee and any Shareholder may revoke a UBTI Waiver by providing written notice thereof in a form reasonably acceptable to the Adviser Trustee. Such notices may only be submitted during January of each year and shall be effective upon receipt by the Trust. It is understood that neither the Trust nor the Trustees makes any representation to Shareholders as to the effectiveness of UBTI Waivers.

          Section 10.  Assignment  During the Fiscal  Year.  If a  Shareholder's
          ----------   -----------------------------------
Share in the Trust is transferred at any time other than at the end of a Fiscal Year of the Trust, each item of income, gain, loss, deduction and credit attributable to such interest for the Fiscal Year in which the transfer occurs shall be divided and allocated proportionately between the transferor and the transferee in the same ratio as the number of days in the Fiscal Year respectively before and after the date the transfer is recognized by the Trust bears to the number of days in such Fiscal Year.

          Section 11. Qualified Income Offset.  Notwithstanding  anything to the
          ----------  -----------------------
contrary that may be express or implied in this  Declaration of Trust except for
Section 13 of this Article III, if any Shareholder unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate as soon as practicable any Adjusted Capital Account Deficit created by such adjustment, allocation or distribution, but only to the extent such Adjusted Capital Account Deficit is in excess of the amount of the Adviser Trustee's Incentive Distributions then or theretofore distributed to the Adviser Trustee pursuant to Section 2(c) of Article VI. This Section 11 is intended to constitute a "Qualified Income Offset" within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d)(3).

          Section 12.  Book-Ups.  Consistent  with Treasury  Regulation  section
          ----------   --------
1.704-1(b)(2)(iv)(f) and (g), the Adviser Trustee may adjust the Gross Asset Values of all the Trust's assets to equal their respective gross fair market values, as determined by the Adviser Trustee, and reflect any such increase or decrease in the Capital Account of the Shareholders, as of the following times:

          (i) the acquisition of an additional Share by any new or existing Shareholder in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Trust to a Shareholder of property as consideration for all or any part of a Share owned by the Shareholder other than a de minimis amount; (iii) at such times as the Adviser Trustee shall determine in order to carry out the purposes for which the Trust is established, and (iv) the liquidation of the Trust within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(i) , (ii) and (iii) above shall be made only if the Adviser Trustee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Shareholders in the Trust and are appropriate under generally accepted industry accounting practices;

          the distribution of any Trust asset to any Shareholder, which distribution shall be treated as made for an amount equal to the gross fair market value of such asset on the date of distribution; and

          the Gross Asset Values of Trust assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(m) and section 754 of the Code; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (c) to the extent the Adviser Trustee determines that an adjustment pursuant to subsection (a) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (c).

          If the Adviser Trustee revalues any of the Trust assets pursuant to this Section 12, each Shareholder's share of gain or loss from such assets (and to the extent applicable, share of depreciation, depletion, and amortization) shall be computed for tax purposes so as to take into account the variation between the adjusted tax basis and book value of such assets in the same manner as under section 704(c) for property contributed to a partnership and the Shareholders' capital accounts shall be adjusted for allocations to them of gain or loss (and to the extent applicable, share of depreciation, depletion, and amortization) as computed for book purposes with respect to such assets. This provision is intended to satisfy the requirements of Treasury Regulation section 1.704-1(b)(2)(iv)(f)(3) and (4), and accordingly, shall be interpreted consistent with such requirements.

          Section 13. Special Tax Allocations.
          ----------  -----------------------
          Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations section 1.704-2(f), notwithstanding any other provision of this
Article III, if there is a net increase in Trust Minimum Gain during any Fiscal Year, each Shareholder shall be specially allocated items of Trust income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder's share of the net decrease in Trust Minimum Gain, determined in accordance with Treasury Regulations section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 13(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations section 1.704-2(f) and shall be interpreted consistently therewith.

          Shareholder Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations section 1.704-2(i)(4), notwithstanding any other provision of this Article III, if there is a net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to a Shareholder Nonrecourse Debt during any Fiscal Year, each Shareholder who has a share of the Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(5), shall be specially allocated items of Trust income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Shareholder's share of the net decrease in Shareholder Nonrecourse Debt Minimum Gain attributable to such Shareholder Nonrecourse Debt, determined in accordance with Treasury Regulations 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 13(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Shareholders in the same manner as other deduction except as otherwise required by Treasury Regulations section 1.704-2.

          Shareholder  Nonrecourse   Deductions.   Any  Shareholder  Nonrecourse
Deductions for any Fiscal Year shall be specially allocated to the Shareholder who bears the economic risk of loss with respect to the Shareholder Nonrecourse Debt to which such Shareholder Nonrecourse Deductions are attributable in accordance with Treasury Regulations section 1.704-2(i).

          Section 14. No Deficit Makeup.  Notwithstanding anything herein to the
          ----------  -----------------
contrary, upon the liquidation of the Trust, no Shareholder shall be required to make any Capital Contribution to the Trust in respect of any deficit in such Shareholder's Capital Account, except with respect to any amounts payable by the Adviser Trustee in respect of the Repayment Obligation set forth in Section 2(d) of Article VI and any deficit in a Non-U.S. Shareholder's Capital Account up to the amount, if any, allocated to such Shareholder pursuant to Section 17 hereof.

          Section 15.  Additional  Allocations.  Notwithstanding  the  foregoing
          ----------   -----------------------
except for Sections 9, 11 and 13 hereof, if, upon the final dissolution and termination of the Trust and after taking into account all allocations of Net Income and Net Losses (and other tax items) under this Article III, the distributions to be made in accordance with the positive Capital Account balance would result in a distribution that would be different from a distribution under
Section 2 of Article VI below, then gross items of income and gain (and other tax items) for the taxable year of the final dissolution and termination (and, to the extent permitted under section 761(c) of the Code, gross items of income and gain (and other tax items) for the immediately preceding taxable year) shall be allocated to the Shareholders to increase or decrease Capital Account balances, as the case may be, so that the final distribution will occur in the same manner as a distribution under Section 2 of Article VI below.

          Section 16. Basis Adjustment. In the event of a transfer of all or any
          ----------  ----------------
part of a Shareholder's Shares, the death of a Shareholder, or the distribution of assets in kind to a Shareholder, the Adviser Trustee may (but shall not be required to) cause the Trust to elect to adjust the basis of the Trust's assets pursuant to an election made under section 754 of the Code.

          Section   17.   Special    Allocation   to   Non-U.S.    Shareholders.
          ------------    -----------------------------------------------------
Notwithstanding any provision in this Declaration of Trust to the contrary, any amounts paid or payable by the Trust, including taxes and penalties, as a result of its failure to withhold amounts in respect of any distributions made to a Non-U.S. Shareholder will be allocated as an expense solely to such Non-U.S. Shareholder and reduce distributions to such Shareholder as a result of such expense.

          Section 18. Additional Capital Contributions by Non-U.S. Shareholders.
          ----------  ---------------------------------------------------------
Notwithstanding any provision in this Declaration of Trust to the contrary, if any amounts are paid or payable by the Trust, including taxes and penalties, as a result of its failure to withhold amounts in respect of any distributions made to a Non-U.S. Shareholder, such Non-U.S. Shareholder will contribute additional capital to the Trust upon demand by the Adviser Trustee in an amount equal to the amounts paid or payable by the Trust as a result of its failure to withhold. If such Non-U.S. Shareholder does not pay such additional capital contribution within 10 business days of demand by the Adviser Trustee, such Non-U.S. Shareholder shall be liable, in the sole discretion of the Adviser Trustee, to forfeiture of all of its Shares, including without limitation all capital contributed by such Non-U.S. Shareholder as of that date and its entire Capital Account, whether or not such amounts have been distributed, with all such forfeited amounts to become property of the Trust for the pro rata benefit of the other Shareholders and upon forfeiture as provided herein, such forfeiting Person shall no longer be a Shareholder. Payment of any such additional capital contributions must be made in cash in U.S. dollars.

          Section 19. Non-Transferability.  A Shareholder may not transfer, sell
          ----------  -------------------
or exchange Shares of the Trust, without the consent of the Adviser Trustee, which consent may be withheld in its sole discretion for any reason or for no reason. In addition, no transfer of Shares may be made unless, in the opinion of counsel for the Trust, such transfer would not result in a termination of the Trust for purposes of Section 708 of the Code. No transfer of Shares may be made if the net asset value of the Shares to be transferred is less than $20,000. In no event shall all or any part of a Shareholder's Shares be assigned to a minor or an incompetent, unless in trust for the benefit of such person. In addition, Shares may be sold, transferred, assigned or otherwise disposed of by a Shareholder only if, in the opinion of counsel, such transfer or assignment would not violate federal securities laws or state securities or "blue sky" laws (including investor suitability standards).

          The Trustees may impose additional restrictions on transfers or redemptions (if redemptions are otherwise permitted at such time) of Shares in order to ensure that the Trust will not be classified as a publicly traded partnership subject to tax as a corporation.

          Section 20.   Ownership  of Shares.  The  ownership  of Shares will be
          ----------    --------------------
recorded in the books of the Trust or a transfer agent. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each holder. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time

          Section  21.   Additional  Issuances  of  Shares.  The Trust may issue
          -----------    ---------------------------------
additional Shares subsequent to the Offering, including the issuance of Shares in connection with the Final Installment Date, as may be authorized by the
Trustees,     subject    to    the     requirements    of    the    1940    Act

          Section 22.  No  Preemptive  Rights;  Derivative  Suits.  Shareholders
          ----------   ------------------------------------------
shall have no preemptive or other right to subscribe for any additional Shares or other securities issued by the Trust.

          Section 23.  Status of Shares and  Limitation  of Personal  Liability.
          ----------   --------------------------------------------------------
Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners, irrespective of the fact that the Trust is intended to be classified as a partnership for federal income tax purposes. Except as otherwise provided in this agreement, neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder or Trustee personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder at any time personally may agree to pay by way of subscription for any Shares or otherwise.


                                   ARTICLE IV

                                    Trustees

          Section  1.  Election.  Subject to the  provisions  of the 1940 Act, a
          ----------   --------
Trustee may be elected either by the Trustees or the Shareholders. The Trustees named herein shall serve until the first meeting of the Shareholders or until the election and qualification of their successors. Prior to the first meeting of Shareholders the initial Trustees hereunder may elect additional Trustees to serve until such meeting and until their successors are elected and qualified. The Trustees also at any time may elect Trustees to fill vacancies in the number of Trustees. The number of Trustees shall be fixed from time to time by the Trustees and, at or after the commencement of the business of the Trust, shall be not less than three. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the lifetime of this Trust, until such Trustee dies, resigns, retires, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and the election and qualification of his or her successor. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and, pursuant to this Section, may appoint Trustees to fill vacancies.

          Section 2.  Powers. (a) Subject to the terms hereof, including but not
          ---------   ------
limited to subsections (b) and (c) of this Section, the Trustees shall have all powers necessary or desirable to carry out the purposes of the Trust, including, without limitation, the powers referred to in Article II hereof.

          Without limiting the generality of the foregoing and subject to the terms hereof, including, but not limited to, the powers of the Adviser Trustee and the Individual Trustees set forth in this Section, the Trustees shall have full power and authority:

          (i) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (ii) To hold any security or property in a form not indicating any trust whether in bearer, unregistered or other negotiable form or in the name of the Trust or a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (iii) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (iv) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (v) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

          (vi) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

          (vii) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Individual Trustees, officers, employees, agents (including placement agents), investment advisers or Adviser Trustee, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Individual Trustee, officer, employee, agent (including placement agents), investment adviser or Adviser Trustee, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

          (viii) To change the registered office or registered agent in the State of Delaware;

          (ix) Subject to Article X, Section 9 hereof, to reorganize the Trust;

          (x) To sell all or substantially all of the assets of the Trust; and

          (xi) To take such actions as may be necessary to maintain the registration of the Trust as a registered investment company under the 1940 Act, including the issuance of additional Shares at a price equal to not less than the then net asset value per Share.

          Further, without limiting the generality of the foregoing, the Trustees shall have full power and authority to incur and pay out of the principal or income of the Trust such expenses and liabilities as may be deemed by the Trustees to be necessary or proper for the purposes of the Trust.

          Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles by or pursuant to the authority granted by the Trustees, as to the amount of the assets, debts, obligations or liabilities of the Trust or its Shareholders; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the Trust; the market value of any investment or fair value of any other asset of the Trust; the number of Shares outstanding; the estimated expense to the Trust in connection with purchases of its Shares; the ability to liquidate investments in an orderly fashion; and the extent to which it is practicable to deliver a selection of securities held by the Trust in payment for any such Shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition of investments or Shares of the Trust, shall be final and conclusive, and shall be binding upon the Trust and its Shareholders, past, present and future, and Shares shall be deemed issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

          Any Trustee or any organization with which any Trustee may be associated also may act as broker for the Trust in making purchases and sales of securities for or to the Trust for its investment portfolio, and may charge and receive from the Trust the usual and customary commission for such service. Any organization with which a Trustee may be associated in acting as broker for the Trust shall be responsible only for the proper execution of transactions in accordance with the instructions of the Trust and shall be subject to no further liability of any sort whatever.

          (1) Subject to the provisions of the 1940 Act, the Adviser Trustee shall have the exclusive power and authority from time to time to do the following:

               (xii) subject to the supervision of the Individual Trustees, to manage and control the portfolio investments of the Trust, including, but not limited to, the power to make all decisions regarding the Trust's investment portfolio and, among other things, to find, evaluate, structure, monitor and liquidate, upon dissolution or otherwise, such investments and in connection therewith to enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements or other instruments, including, but not limited to, contracts with one or more banks, trust companies or other investment advisers, including the Trustees, for the performance of such functions, including the investment and reinvestment of all or part of the Trust's assets and execution of portfolio transactions; and

               (xiii)  in  accordance   with  Section  19  of  Article  III,  to
          determine, in its sole discretion, whether to permit transfers of Shares.

          The grant of exclusive power and authority to the Adviser Trustee under this Section in no way limits the rights, powers or authority of the Trustees as otherwise provided under the Delaware Act or as otherwise provided by law.

          (2) Subject to the requirements of the 1940 Act, the Individual Trustees, in the name and on behalf of the Trust, are authorized to enter into a management agreement with the Adviser Trustee for the management of the portfolio of the Trust and to enter into a placement agency agreement with one or more placement agents for the placement of the Shares. The parties hereto acknowledge that the Adviser Trustee may pay to the placement agents offering Shares a portion of the fee payable to the Adviser Trustee pursuant to the management agreement.

          (3) The Adviser Trustee will make a Commitment to the Trust in an amount equal to 1% of all Commitments, up to a maximum Commitment of $500,000.

          (4) If an Adviser Trustee is removed or resigns as provided herein, such Adviser Trustee will transfer its interest in the Trust at a price per Share equal to the then current net asset value of the Trust to any other Adviser Trustee (a "Successor Adviser Trustee") appointed by the Trustees or the Shareholders. A Successor Adviser Trustee will acquire its requisite interest in the Trust from an Adviser Trustee whose appointment has been revoked.

          Unless otherwise permitted by the 1940 Act, an Adviser Trustee may not withdraw as an Adviser Trustee or reduce its interest in the Trust without giving at least one year's prior written notice to the Trust if such withdrawal or reduction is likely to cause the Trust to lose its classification as a partnership for federal income tax purposes, provided, however, that the foregoing shall not apply if the Trust terminates its management agreement with the Adviser Trustee.

          The Adviser Trustee, or any affiliate thereof, also may be a person controlled by or affiliated with any Trustee or a person in which any Trustee is interested financially, subject only to applicable provisions of law.

          (5) To enter into an arrangement with the Offshore Fund pursuant to which the Offshore Fund shall be obligated to vote any proxies in respect of the Offshore Fund's holdings of Shares in the same proportion as the vote of all other Shareholders. Such arrangement shall also require that the Offshore Fund refrain from substituting the Shares in its portfolio unless the Offshore Fund obtains any required approval of the Commission.

          Subject to the terms of subsections (a) and (b) hereof, the Individual Trustees shall have the exclusive power and authority from time to time to do the following:

          (1) adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that they do not reserve that right to the Shareholders and such By-Laws are deemed to be incorporated and included in this Declaration of Trust;

          (2) fill vacancies in their number, including vacancies resulting from increases in their own number, and may elect and remove such officers and employ, appoint and terminate such employees or agents as they consider appropriate;

          (3) appoint from their own number and terminate any one or more committees;

          (4) employ one or more custodians, administrators, transfer agents, shareholder servicing agents, agents for the distribution of Shares, and set record dates;

          (5) delegate such authority as they consider desirable including, the determination of the Trust's net income, total assets and per Share net asset value to any officer of the Trust, committee of the Trustees, or any employee or agent; and

          (6) execute such deeds, agreements or other instruments in the name of the Trust as they may deem appropriate from time to time.

          In addition, the Individual Trustees shall perform all duties imposed on the directors of registered investment companies by the 1940 Act, and the Adviser Trustee will not be entitled to vote on any matters in respect of such duties.

          Section 3.  Meetings.  At any meeting of the Individual Trustees,  not
          ---------   --------
less than three of the Individual Trustees then in office shall constitute a quorum. If the number of Trustees then in office shall be less than three, then all of the Trustees shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held at a later date set prior to such adjournment without the necessity of further notice.

          When a quorum is present at any meeting, a majority of the Trustees present may take any action, except when a larger vote is required by this Declaration of Trust, the By-laws or the 1940 Act.

          Any action required or permitted to be taken at any meeting of the Trustees or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all of the Trustees or members of any such committee then in office, as the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or any such committee.

          The Individual Trustees or any committee designated by the Individual Trustees may participate in a meeting of the Trustees or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 4.   Ownership  of Assets  of the  Trust.  Title to all of the
          ---------    -----------------------------------
assets  of the Trust at all  times  shall be  vested in the Trust as a  separate
legal     entity     under     the     Delaware     Act.

          Section 5. Removal and  Resignation  of Trustees.  The Trustees or the
          ---------  -------------------------------------
Shareholders by vote of 66-2/3% of the outstanding Shares entitled to vote thereon may remove at any time any Individual Trustee with or without cause, and any Trustee may resign at any time as Trustee, except, with respect to the Adviser Trustee, as provided in Section 2 of this Article IV, without penalty by written notice to the Trust; provided that twenty days' advance written notice shall be given in the event that there are only three or fewer Individual Trustees at the time a notice of resignation is submitted. The Adviser Trustee may be removed by a majority vote of the Individual Trustees or by the vote of a majority-in-interest of the Trust.


                                    ARTICLE V

                    Shareholders' Voting Powers and Meetings

          Section 1. Voting Powers.  The  Shareholders  shall have power to vote
          ---------  -------------
only (i) for the election of Trustees as provided in Article IV, Section 1, of this Declaration of Trust; provided, however, that no meeting of Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) for the removal of Trustees as provided in Article IV,
Section 5, (iii) with respect to any amendment of this Declaration of Trust as provided in Article X, Section 8, (iv) with respect to the dissolution and termination of the Trust as provided in Article X, Section 4, and (v) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-laws of the Trust or any registration of the Trust with the Securities and Exchange Commission or any state, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote (except that in the election of Trustees said vote may be cast for as many persons as there are Trustees to be elected), and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

          Section 2.  Meetings.  Meetings of the  Shareholders  may be called by
          ---------   --------
the Trustees or such other person or persons as may be specified in the By-laws and shall be called by the Trustees upon the written request of Shareholders owning at least 10% of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least ten days' prior notice of any meeting.

          Section 3.  Quorum  and  Required  Vote.  Fifty  percent  (50%) of the
          ---------   ---------------------------
outstanding Shares shall be a quorum for the transaction of business at a Shareholders' meeting. Any lesser number, however, shall be sufficient for adjournment, and adjournments with respect to any particular matter to be considered at a meeting with respect to which there are insufficient votes may be made from time to time; and any adjourned session or sessions may be held within 120 days after the date ------------------ ------------------------ set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question.

          Section 4. Action by Written Consent. Any action required or permitted
          ---------  -------------------------
to be taken at any meeting may be taken without a meeting if a consent in writing, setting forth such action, is signed by a majority of Shareholders entitled to vote on the subject matter thereof (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the By-laws of the Trust and subject to any applicable requirements of law) and such consent is filed with the records of the Trust.

          Section 5.  Additional  Provisions.  The By-laws  may include  further
          ---------   ----------------------
provisions for Shareholders' votes and meetings and related matters.


                                   ARTICLE VI

                          Withdrawals and Distributions
                                                    of Capital

          Section 1. Withdrawals and  Distributions  in General.  No Shareholder
          ---------  ------------------------------------------
shall have any right to demand the return of his Capital Contribution, except upon dissolution of the Trust pursuant to Article X, and except as provided in
Section 4 of Article III. The Trustees may, however, from time to time, elect to make partial returns of Capital Contributions to Shareholders, in addition to the returns provided in Section 4 of Article III, provided that at the time of such partial returns: (1) all liabilities of the Trust to Persons other than Shareholders have been paid or, in the good faith determination of the Trustees, there remains property of the Trust sufficient to pay them and (2) the Trustees cause the books and records of the Trust to be amended to reflect a reduction in Capital Contributions. In the event that the Trustees elect to make a partial return of Capital Contributions to Shareholders, such distribution shall be made pro rata to all of the Shareholders in proportion to their Capital Contributions and this Section 1 and any such return shall be deemed to be a compromise and the Shareholders receiving such return shall not be obligated to return any such money or property to the Trust or any creditor of the Trust. Each Shareholder, by becoming such, consents to the pro rata distribution made in accordance with this Section 1 without further consent required.

          Section 2. Current Distributions.
          ---------  ---------------------

          Cash   Distributions.   The  Trust  may  make   distributions  to  the
Shareholders in the sole discretion of the Trustees.

          Indirect Investments and Pre-Portfolio Investments. All distributions to Shareholders in respect of proceeds from Indirect Investments and Pre-Portfolio Investments shall be made to the Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions.

          Direct Investments. If the aggregate cumulative amount of Direct Investment Income, Direct Investment Gain and Direct Investment Loss is positive, distributions, other than returns of capital, shall be made as follows: (i) of such amount attributable to Direct Investments other than Pari Passu Co-Investments, to 80% to the Shareholders (including the Adviser Trustee) in proportion to their capital contributions and a 20% incentive carried interest distribution to the Adviser Trustee, and (ii) of such amount attributable  to Direct  Investments  in Pari Passu  Co-Investments,  85% to the
                                         ---- -----
Shareholders (including the Adviser Trustee) in proportion for their Capital Contributions and 15% to the Adviser Trustee (such 20% and 15% incentive carried interest distribution is referred to herein as the "Adviser Trustee's Incentive Distribution"). If the aggregate cumulative amount of Direct Investment Income, Direct Investment Gain and Direct Investment Loss is negative, distributions shall be made to Shareholders (including the Adviser Trustee) in proportion to their capital contributions. Distributions with respect to returns of capital from Direct Investments shall be made to the Shareholders (including the Adviser Trustee) in proportion to their Capital Contributions.

          Repayment Obligation. At the dissolution of the Trust, the Adviser Trustee shall be required to contribute to the capital of the Trust an amount equal to its Adjusted Capital Account Deficit, if any, up to the amount of any prior distributions to the Adviser Trustee in respect of the Adviser Trustee's Incentive Distribution (such requirement is referred to herein as the "Repayment Obligation"). Prior to the dissolution of the Trust, the Adviser Trustee shall have no obligation to contribute to the capital of the Trust in respect of the Repayment Obligation. In addition, at the dissolution of the Trust, each Non-U.S. Shareholder shall be required to contribute to the capital of the Trust an amount equal to such Shareholder's Adjusted Capital Account Deficit, if any, up to an amount equal to any special allocation allocated to such Non-U.S. Shareholder pursuant to Section 17 of Article III to the extent such Shareholder has not made the additional capital contribution required by Section 18 of
Article III.

          Distributions in Kind. The Trustees may make distributions in kind if in its judgment a disposition of the assets at the time of distribution would be in the best interest of the Shareholders. In the event that at any time or from time to time the Trustees must make a distribution of property other than cash, such property shall be deemed to be sold for its fair market value on the date of such distribution, and any gain or loss associated with such deemed sale shall be included in determining Net Income or Net Loss for the applicable Fiscal Year. Any such distribution shall be made after giving effect to the allocation of Net Income and Net Loss required by Sections 7, 8 and 9 of Article
III. All distributions pursuant to this Section 2(e) shall be made in the same priority and proportions, as distributions at such time would be made pursuant to Section 2(b) or 2(c) hereof, whichever is applicable to such distribution. The Trust may, if requested by the Offshore Fund, make distributions in kind directly to the limited partners of the Offshore Fund.

          Notwithstanding any other provision of this Declaration of Trust, the Trustees are authorized to take any action that they determine to be necessary or appropriate to cause the Trust to comply with any Federal, state, local and foreign withholding requirement with respect to any payment or distribution by the Trust to any Shareholder or other Person. All amounts so withheld, and, in the manner determined by the Trustees, amounts withheld with respect to any payment or distribution by any Person to the Trust, shall be treated as distributions to the Shareholders to which such amounts would have been distributed (under this Section 2 or Article X, as the case may be) but for the withholding. If any such withholding requirement with respect to any Shareholder exceeds the amount distributable to such Shareholder under this Section 2 or
Article X, such Shareholder and any successor or assignee with respect to such Shareholder's Shares will indemnify and hold harmless the Individual Trustees, the Adviser Trustee and the Trust for such excess amount or such withholding requirement, as the case may be (including interest on such amount at the prime rate as published in The Wall Street Journal, plus 200 basis points, compounded semiannually).

          Section 3. Limitations on Distributions.  The right of any Shareholder
          ---------  ----------------------------
to receive any  distribution in respect of his Capital Account  pursuant to this
Article VI is subject to the provision by the Trustees for all Trust liabilities in accordance with Section 3808(e) of the Delaware Act, and for reserves and contingencies.

          Section 4. Restrictions on Distributions.  The foregoing provisions of
          ---------  -----------------------------
this Article VI to the contrary  notwithstanding,  no distribution shall be made
(a) if such distribution would violate any contract or agreement to which the Trust is then a party or any law, rule, regulation, order or directive of any governmental authority then applicable to the Trust, (b) to the extent that the Trustees, in their sole discretion, determine that any amount otherwise distributable should be retained by the Trust to pay, or to establish a reserve for the payment of, any liability or obligation of the Trust, whether liquidated, fixed, contingent or otherwise, (c) to hedge an existing investment or (d) to the extent that the Trustees, in their sole discretion, determine that the cash available to the Trust is insufficient to permit such distribution.


                                   ARTICLE VII

             Compensation and Limitation of Liability of Individual
            Trustees, Adviser Trustee, Officers, Employees and Agents

          Section 1.  Compensation. Each Trustee not affiliated with the Trust's
          ---------   ------------
investment adviser, administrator or consultant shall be entitled to reasonable compensation from the Trust and the Individual Trustees may fix the amount of their compensation. An Adviser Trustee shall be entitled to such compensation as may be set forth in any contract between the Trust and the Adviser Trustee referred to in Section 2 of Article IV.

          Section  2.  Limitation  of  Liability.  An  Individual  Trustee or an
          ----------   -------------------------
Adviser Trustee or an officer, agent or employee of the Trust (each, a "Covered Person", and collectively, the "Covered Persons"), when acting in their respective capacities for the Trust, shall not be personally liable to any person other than the Trust or a Shareholder for any act, omission or obligation of the Trust, the Individual Trustee, Adviser Trustee or Covered Person. Notwithstanding anything in this Declaration of Trust to the contrary, the Individual Trustees or an Adviser Trustee shall not be responsible or liable to the Trust or a Shareholder in any event for any neglect or wrongdoing of any Covered Person, nor shall any Individual Trustee, Adviser Trustee or Covered Person be responsible or liable to the Trust or a Shareholder for the act, omission or obligation of any Individual Trustee, Adviser Trustee or Covered Person; provided, that nothing herein contained shall protect any Individual Trustee, Adviser Trustee or Covered Person against any liability to the Trust or a Shareholder to which he or it would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her or its office.

          In addition, the Trustees shall not be liable to the Trust or any Shareholder by reason of (i) any failure to withhold income tax under federal or state tax laws with respect to income allocated to the Shareholders or (ii) any change in the federal or state tax laws or regulations or in the interpretations thereof as they apply to the Trust or the Shareholders, whether such change or interpretation occurs through legislative, judicial or administrative action.

          Every  note,  bond,  contract,  instrument,   certificate,  share,  or
undertaking and every other act or thing whatsoever executed or done by the Individual Trustees, an Adviser Trustee, a Covered Person or any of them on behalf of the Trust, in connection with the Trust's business, shall be deemed conclusively to have been executed or done only in their or his or her capacity as Individual Trustees, an Adviser Trustee or Covered Person, and such Individual Trustees, Adviser Trustee or Covered Person shall not be personally liable thereon to any Person.

          To the extent that, at law or in equity, an Adviser Trustee, Trustee or Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Shareholders, an Adviser Trustee, Individual Trustee or Covered Person acting in connection with the Trust's business or affairs, shall not be liable to the Trust or to any Shareholder for their, his or its good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of an Adviser Trustee, Individual Trustee or Covered Person otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Adviser Trustee, Individual Trustee or Covered Person.

          Notwithstanding any provision in this Declaration of Trust to the contrary, if any amounts are paid or payable by the Adviser Trustee out of the Adviser Trustee's assets, including taxes and penalties, as a result of the failure to withhold amounts in respect of any distributions made to a Non-U.S. Shareholder, such Non-U.S. Shareholder shall hereby be obligated to reimburse the Adviser Trustee upon demand by the Adviser Trustee for any amounts paid or payable by the Adviser Trustee in respect thereof.


                                  ARTICLE VIII

                                 Indemnification

          Section  1.  Indemnification  of  Trustees,  Officers,  Employees  and
          ----------   ---------------------------------------------------------
Agents.  Each  person who is or was a Trustee  (including  an Adviser  Trustee),
------
officer, employee or agent of the Trust or who serves or has served at the Trust's request as a director, officer or trustee of another person in which the Trust has or had any interest as a shareholder, creditor or otherwise shall be entitled to indemnification out of the assets of the Trust to the extent provided in, and subject to the provisions of, the By-Laws, provided that no indemnification shall be granted by the Trust in contravention of applicable law. The By-Laws may provide for advancing expenses to any party covered by the indemnification set forth therein as they are incurred with respect to the defending of any claim, suit, action or proceeding where an undertaking by or on behalf of such party is received requiring such party to repay amounts advanced if it is ultimately determined that such party is not entitled to indemnification thereunder. In addition, the By-Laws may permit the Trustees to purchase insurance for parties indicated in the By-Laws in respect of any liability asserted against all or any of them in any of the above-referenced capacities or arising out of their status as such.

          Section 2.  Merged  Persons.  For the  purposes of this  Article  VIII
          ---------   ---------------
references to "the Trust" include any constituent person (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, officers, employees or agents as well as the resulting or surviving person; so that any person who is or was a director, trustee, officer, employee or agent of such a constituent person or is or was serving at the request of such a constituent person as a trustee, director, officer, employee or agent of another person shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving person as he would have with respect to such a constituent person if its separate existence had continued.

          Section 3.  Shareholders.  Each  Shareholder  shall be entitled to the
          ---------   ------------
same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Notwithstanding this limitation on a Shareholder's liability, in case any Shareholder or former Shareholder shall be held to be liable by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be indemnified against all losses and expenses arising from such liability. Upon request, the Trust shall cause its counsel to assume the defense of any claim which, if successful, would result in an obligation of the Trust to indemnify the Shareholder as aforesaid.


                                   ARTICLE IX

                  Partnership Classification for Tax Purposes;
                       Appointment of Tax Matters Partner

          Section 1.  Partnership Classification; Federal Tax Elections.
          ---------   -------------------------------------------------

          Partnership Classification. The Trust is intended to be classified as a partnership for federal income tax purposes and in accordance with the tax laws of the State of Delaware and other jurisdictions in a manner consistent with such intention. A Shareholder shall not take any action that is inconsistent with the preceding sentence. The Trust will not elect to be treated as a regulated investment company or a real estate investment trust under the Code.

          Federal Tax Elections. The Trust, in the sole discretion of the Trustees, may make or revoke elections for federal tax purposes as follows:

          (i) In the case of a  distribution  of property  within the meaning of
     Section 734 of the Code, the Trust, in the absolute discretion of the Trustees, may elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the remaining assets of the Trust; and

          (ii) All other elections required or permitted to be made by the Trust under the Code shall be made by the Trustees in such manner as will, in the opinion of the Trustees, be in the best interest of the Trust. (In reaching such opinion the Trustees shall not be required to poll or survey the Shareholders.) The Trust shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges that may, in accordance with applicable law and regulations, be considered as expenses.

          Section 2. Tax Matters Partners.
          ---------  --------------------

          The Trustees shall from time to time (but at least as frequently as required by law) designate a Tax Matters Partner pursuant to Section 6231 of the Code. Only a Shareholder may be designated as the Tax Matters Partner. The Adviser Trustee is hereby designated as the initial Tax Matters Partner, and it shall serve in that capacity unless and until a new Tax Matters Partner is designated by the Trustees. The Tax Matters Partner shall have the following duties:

          (i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, profits interest and taxpayer identification number of each Shareholder, and such other information as may be required by such law or regulations, to the Secretary of the Treasury or his or her delegate (the "Secretary"); and

          (ii) to the extent and in the manner required by applicable law and regulations, to keep each Shareholder informed of administrative and judicial proceedings for the adjustment at the Trust level of any item required to be taken into account by a Shareholder for federal income tax purposes (such administrative and judicial proceedings referred to hereinafter as "judicial review").

          The Trust shall indemnify and reimburse the Tax Matters Partner for any and all expenses, including, without limitation, legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any judicial or administrative review with respect to the tax liability of the Shareholders. The payment of all such expenses shall be made before any distributions are made. Neither the Adviser Trustee (nor any affiliate of the Adviser Trustee) nor the Individual Trustees shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner.

          The Tax Matters Partner is hereby authorized, but not required:

          (iii) to enter into any settlement agreement with the Service with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the Adviser Trustee, the Individual Trustees and the Shareholders, except that such settlement agreement shall not bind any person or entity who is entitled to file and who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Service stating that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such person or entity;

          (iv) in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by the Adviser Trustee, the Individual Trustees or a Shareholder for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Trust's principal place of business is located or the United States Claims Court;

          (v) to intervene in any action brought by or on behalf of the Individual Trustees or a Shareholder for judicial review of a final adjustment;

          (vi) to file a request for an administrative adjustment with the Service at any time and, if any part of such request is not allowed by the Service, to file a petition for judicial review with respect to such request;

          (vii) to enter into an agreement with the Service to extend the period for assessing any tax which is attributable to any Trust item required to be taken into account by the Adviser Trustee, the Individual Trustees or a Shareholder for tax purposes, or an item affected by any such item; and

          (viii) to take any other action on behalf of the Adviser Trustee, the Individual Trustees or a Shareholder in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.


                                    ARTICLE X

                            Other General Provisions

          Section 1.  Trustee's  Good Faith Action,  Expert  Advice,  No Bond or
          ---------   ----------------------------------------------------------
Surety.  The exercise by the Trustees of their powers and  discretion  hereunder
------
under the circumstances then prevailing, shall be binding upon everyone interested. Subject to Article VII, Section 2 hereof, a Trustee shall be liable for his, her or its own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, as the case may be, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 2 of Article VII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          Section 2.  Liability  of Third  Persons  Dealing with  Trustees or an
          ---------   ----------------------------------------------------------
Adviser  Trustee.  No person dealing with the Individual  Trustees or an Adviser
----------------
Trustee shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Individual Trustees or an Adviser Trustee pursuant hereto or to see to the application of any payments made or property
transferred    to   the   Trust   or   upon   its   order.


          Section 3.  Individual Trustees,  Adviser Trustees,  Officers, etc Not
          ---------   ----------------------------------------------------------
Personally  Liable.  All persons extending credit to, contracting with or having
------------------
any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and none of the Individual Trustees, an Adviser Trustee or any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.
------------------
--------------------------------------------------------------------------

          Section 4.  Dissolution and Termination of Trust. (a) Unless dissolved
          ---------   ------------------------------------
as provided herein, the Trust shall continue until December 31, 2009, subject to extension in the sole discretion of the Trustees for up to three additional one-year periods.

          The Trust may be dissolved, and its affairs wound up, at any time upon: (i) the vote or consent of the lesser of (a) the holders of 67% or more of the Shares present at a meeting, if the holders of more than 50% of the Shares are present or represented by proxy at such meeting, and (b) the holders of more than 50% of the Shares; (ii) the election by the Trustees to dissolve the Trust if the value of the Trust's assets is reduced to below $5,000,000, unless applicable law with respect to such dissolution, at the time it is to be made, requires a vote of the Shareholders; (iii) the disposition by the Trust of all or substantially all of its assets; or (iv) the occurrence of any other act that causes a dissolution of the Trust under the Delaware Act and the remaining Trustees (or, if none remain, a majority-in-interest of the Shareholders) do not elect to continue the operations of the Trust.

          Upon dissolution of the Trust, after paying or making reasonable provision for the payment of all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall reduce, in accordance with such procedures as the Trustees consider appropriate, the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders ratably according to the number of Shares held by the several Shareholders on the date of termination.

          Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with Section 3810 of the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

          Section  5.  Filing  of  Copies,  References,  Headings.  The  initial
          ----------   ------------------------------------------
trustees filed a Certificate of Trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Delaware Act. The original or a copy of this instrument and of each amendment hereto and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments or supplemental Declarations of Trust have been made and as to matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment or supplemental Declaration of Trust. In this instrument or in any such amendment or supplemental Declaration of Trust, references to this instrument, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such amendment or supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

          Section 6. Applicable Law. This Declaration of Trust shall be governed
          ---------  --------------
by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws. The trust created hereby shall be a business trust created under, and subject to the provisions of, the Delaware Act and may exercise all powers which are ordinarily exercised by such a trust under the Delaware Act; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust.

          Section 7. Amendments.  Except as specifically  provided  herein,  the
          ---------  ----------
Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration of Trust by an instrument in writing signed by a majority of the Trustees; provided, however, the Shareholders shall have the right to vote (a) on any amendment which would affect their right to vote granted in Section 1 of
Article V hereof, (b) on any amendment to this Section, (c) on any amendment as may be required by the 1940 Act and (d) on any amendment submitted to them by the Trustees.

          Section 8.  Reorganization.  Notwithstanding anything else herein, the
          ---------   --------------
Trustees, in order to change the form of organization of the Trust, may, without Shareholder approval (unless otherwise required by applicable law), cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations so long as the surviving or resulting entity is an investment company under the 1940 Act, or is a series thereof. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved by the Trustees in accordance with this Section may effect any amendment to this Declaration of Trust or effect the adoption of a new declaration of trust of the Trust if it is the surviving or resulting trust in the merger or consolidation.

          Section 9.  Severability.  The invalidity or  unenforceability  of any
          ---------   ------------
particular provision of this Declaration of Trust shall not affect the other provisions hereof, and this Declaration of Trust shall be construed in all respects as if such invalid or unenforceable provision was omitted.

          Section 10.  Integration. This Declaration of Trust, together with the
          ----------   -----------
By-Laws, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


          IN WITNESS WHEREOF, the undersigned Trustees have hereunto set their hands for themselves and their assigns as of the day and year first above written.

                                             ADVISER TRUSTEE

                                             PACIFIC CORPORATE GROUP, INC.


                                             By:________________________________
                                                   Christopher J. Bower
                                                   President


                                             INDIVIDUAL TRUSTEES


                                             ___________________________________
                                             Christopher J. Bower


                                             ___________________________________
                                             Harry G. Bubb


                                             ___________________________________
                                             Alan C. Shapiro



Solely for the purpose of Section 3(e)
of Article III hereof



______________________________________
Kelly K. DePonte, Depositor